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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20579

                               ---------------
                                   FORM 8-K
                                CURRENT REPORT
                               ---------------

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
      Date of Report (Date of earliest event reported): January 3, 1997

                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                   333-4026                    13-3778550
----------------           ----------------            ----------------
(State or other            (Commission File            (I.R.S. Employer
jurisdiction of                 Number)               Identification No.)
 incorporation)

   36 EAST 63RD STREET, NEW YORK, NEW YORK                 10021
   (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code: (212) 527-6300

                                Not Applicable
        (Former name or former address, if changed since last report)
                              Page 1 of 5 pages
                           Exhibit index on page 5

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   On January 3, 1996, First Nationwide Bank, A Federal Savings Bank merged with and into California Federal Bank, A Federal Savings Bank (the "Cal Fed Acquisition"). Unless the context otherwise indicates, (i) "First Nationwide" refers to First Nationwide Bank, A Federal Savings Bank prior to the consummation of the Cal Fed Acquisition, (ii) "Cal Fed" and "California Federal" refer to Cal Fed Bancorp Inc. and California Federal Bank, A Federal Savings Bank, respectively, prior to the consummation of the Cal Fed Acquisition and (iii) the "Bank" refers to California Federal Bank, A Federal Savings Bank, the surviving entity after consummation of the Cal Fed Acquisition. Other capitalized terms used and not defined herein have the meaning ascribed to them in the Glossary of Terms that begins on page P-33 of
Exhibit 99.1.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

   (a) First Nationwide (Parent) Holdings Inc. ("(Parent) Holdings") owns directly 80% of the voting common stock of First Nationwide Holdings Inc. ("Holdings"). On January 3, 1997, Holdings, the parent company of First Nationwide consummated the Cal Fed Acquisition. The Cal Fed Acquisition was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 27, 1996 between Holdings, Cal Fed and California Federal. Following the consummation of the Cal Fed Acquisition, Holdings contributed the capital stock of Cal Fed to First Nationwide. Cal Fed was then liquidated and First Nationwide was merged with California Federal, with California Federal being the surviving bank.

   Under the Merger Agreement, each share of Cal Fed common stock outstanding at the effective time of the merger (other than shares for which dissenter's rights were perfected, shares held directly or indirectly by Holdings and shares held as treasury stock) were converted into and became the right to receive a cash payment of $23.50 and one-tenth of one Secondary Contingent Litigation Recovery Participation Interest ("Secondary Litigation Interest"). The holders of options or warrants to purchase the common stock of Cal Fed received, for each share subject to such options or warrants, the difference between $23.50 and the applicable per share option price, one-tenth of one Secondary Litigation Interest and, in certain circumstances, one-tenth of one Contingent Litigation Recovery Participation Interest ("Litigation Interest"). No fractional Secondary Litigation Interests were issued in the merger. The stockholders of Cal Fed who would otherwise receive fractional interests received their ratable share of the aggregate net cash proceeds obtained (after deducting certain selling expenses) from aggregating the fractional interests into the nearest whole number of Secondary Litigation Interests and selling such Secondary Litigation Interests on the open market.

   The aggregate cash consideration paid under the Merger Agreement was approximately $1.2 billion. Holdings obtained the funds necessary to finance the Cal Fed Acquisition and pay related fees and expenses from the following sources:

   (i) the net proceeds of approximately $555 million from the issuance of $575 million of 10 5/8% Senior Subordinated Notes Due 2003 ("10 5/8% Notes") by First Nationwide Escrow Corp., which was merged with and into Holdings in connection with the Cal Fed Acquisition;

   (ii) a $145 million investment, funded by borrowings under a credit facility, by a newly formed Delaware corporation, all of the common stock of which is owned by Gerald J. Ford, the Chairman of the Board, Chief Executive Officer and a director of the Bank, in exchange for $150 million aggregate liquidation value of Holdings' Cumulative Perpetual Preferred Stock ("Holdings Preferred Stock"); and

   (iii) existing cash.

   The net proceeds from the 10 5/8% Notes and the Holdings Preferred Stock were contributed to First Nationwide concurrent with the Cal Fed Acquisition in the Capital Contribution.

   In connection with the merger of California Federal with First Nationwide, each share of First Nationwide's 11 1/2% Noncumulative Perpetual Preferred Stock ("11 1/2% Preferred Stock") was converted into and became one share of preferred stock of the Bank, which preferred stock has the same relative rights, terms and preferences as the 11 1/2% Preferred Stock.

   (b) As of September 30, 1996, First Nationwide had approximately $16.8 billion in assets and approximately $8.8 billion in deposits, and operated 116 branches in California, Florida and Texas. After

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giving effect to the Cal Fed Acquisition and the Capital Contribution at
September 30, 1996, First Nationwide would have had approximately $31.0 billion in assets, approximately $17.6 billion in deposits, would have operated approximately 227 branches and would have ranked at such date as the fourth largest thrift in the United States in terms of assets, based on published sources. As a result of the Cal Fed Acquisition, the Bank has a substantial presence in Northern and Southern California.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (a) Financial Statements of Business Acquired.

   (i) The following financial statements for Cal Fed at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 are set forth in Exhibit 99.3 hereto:

   Independent Auditors' Report
   Consolidated Statements of Financial Condition
   Consolidated Statements of Operations
   Consolidated Statements of Changes in Shareholders' Equity
   Consolidated Statements of Cash Flows
   Notes to Consolidated Financial Statements

   (ii) The following financial statements for Cal Fed at September 30, 1996 and for the nine months ended September 30, 1996 and 1995 are also set forth in Exhibit 99.3 hereto:

   Condensed Consolidated Statement of Financial Condition (Unaudited) Condensed Consolidated Statements of Operations (Unaudited)
   Condensed Condolidated Statements of Cash Flows (Unaudited)
   Notes to Unaudited Consolidated Financial Statements

   (b) Pro Forma Financial Information

   The following unaudited pro forma condensed combined financial statements at September 30, 1996 and for the nine months ended September 30, 1996 and the year ended December 31, 1995 are set forth in Exhibit 99.1 hereto:

   Pro Forma Condensed Combined Statement of Financial Condition at September 30, 1996 (unaudited)
   Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1996 (unaudited)
   Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 (unaudited)

   (c) Exhibits

  EXHIBIT NO.                          DOCUMENT
---------------  -------------------------------------------------------------
       2.1       Amended and Restated Agreement and Plan of Merger, dated as of
                 July 27, 1996 between First Nationwide Holdings Inc., CFB
                 Holdings, Inc., Cal Fed Bancorp, Inc. and California Federal
                 Bank, A Federal Savings Bank.
      99.1       Unaudited Pro Forma Financial Data of First Nationwide
                 (Parent) Holdings Inc. and Subsidiaries and Glossary of
                 Terms.
      99.2       Press Release.
      99.3       Cal Fed Bancorp Inc. financial statements listed in Item
                 7(a)(i) and (ii).


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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                          FIRST NATIONWIDE (PARENT)
                                           HOLDINGS INC.

Dated: January 15, 1997

                                          By: /s/ Laurence Winoker
                                             -------------------------------
                                              Name: Laurence Winoker
                                              Title: Vice President and
                                                     Controller

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                                   EXHIBITS

  EXHIBIT NO.                         DOCUMENT
---------------  -------------------------------------------------------------
       2.1       Amended and Restated Agreement and Plan of Merger, dated as of
                 July 27, 1996 between First Nationwide Holdings Inc., CFB
                 Holdings, Inc., Cal Fed Bancorp, Inc. and California Federal
                 Bank, A Federal Savings Bank.
      99.1       Unaudited Pro Forma Financial Data of First Nationwide
                 (Parent) Holdings Inc. and Subsidiaries and Glossary of
                 Terms.
      99.2       Press Release.
      99.3       Cal Fed Bancorp Inc. financial statements listed in Item
                 7(a)(i) and (ii).


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